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                                                                   EXHIBIT 10.37


                       NON-EXCLUSIVE SUBLICENSE AGREEMENT

        This Non-exclusive Sublicense Agreement is entered into as of the 1st day of May, 1998 (the "Agreement") by and between Trega Biosciences, Inc., a corporation having an address at 9880 Campus Point Drive, San Diego, California 92121 ("Trega") and Irori, a corporation having an address at 11149 North Torrey Pines Road, La Jolla, California 92037 ("Irori").

                                    RECITALS

        WHEREAS, Trega has rights to certain issued and pending patents pertaining to devices and methods for the solid phase synthesis of chemical compounds, which it possesses by virtue of having licensed the same from the Scripps Research Institute; and

        WHEREAS, Irori manufactures various types of equipment useful for the solid phase synthesis of chemical, compounds for use by laboratory researchers; and

        WHEREAS, Irori desires to obtain a non-exclusive sublicense to certain of Trega's devices and methods and Trega desires to license the same to Irori on a non-exclusive basis;

        NOW, THEREFORE, in consideration of the mutual and respective promises and covenants contained herein, the parties intending to be legally bound hereby agree as follows:

                                    ARTICLE I

                                   Definitions

        When used in this Agreement, each of the following terms shad have the meanings set forth in this Article I.

        1.1 "Affiliate" shall mean any corporation, partnership, or other entity, which directly or indirectly controls, is controlled by, or is under common control with a referenced party. Control shall mean ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the equity or other ownership interest having the power to vote on or direct the affairs of such corporation, partnership, or other entity.

        1.2 "Contract Year" shall mean with respect to the first Contract Year, the period beginning on the Effective Date of this Agreement and ending on December 31, 1998. The second and subsequent Contract Years shall commence on the day following the end of the first Contract Year and shall end on December 31 of each such ensuing year.

        1.3 "Effective Date" shall mean the date as of which this Agreement was entered into by the parties and set forth above.

        1.4 "Field" shall mean production of laboratory research quantities of chemical compounds.


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        1.5 "Licensed Products" shall mean rigid polypropylene devices with polypropylene mesh walls used as microreactors for the solid phase synthesis of research quantities of chemical compounds. This definition includes the MicroKan(TM) family and any such future reactors falling within the above definition.

        1.6 "Net Sales" shall mean the product of (a) that number of units of Licensed Products used by Irori and its Affiliates plus the number of units of Licensed Products sold or given away by Irori and its Affiliates to unrelated third parties and (b) the published Irori standard list price of Licensed Products in effect from time to time, less (i) refunds for rejected or returned, but not replaced goods, (ii) retroactive price reductions, (iii) customs duties and other imposts, (iv) taxes (such as excise, use, value added and sales), and
(v) freight and insurance.

        1.7 "Trega Technology" shall mean the following patents and patent applications together with divisionals, continuations, and continuations in part thereof, namely: U.S. Patent 4,631,211; European Patent Publication No. 196174B1 designating Austria, Belgium, Switzerland, and Lichtenstein; Australia Patent 594,327; Canada Patent Application 504,886 (notice of allowance); and Japan patent application 61-67024.

        1.8 "Valid Claim" shall mean an unexpired, issued patent claim which has not been found to be unpatentable, invalid, or unenforceable by a court or other authority in the subject country, from which decision no appeal is taken or can be taken.

        1.9 "User" shall mean an original purchaser, lessee, or recipient of a Licensed Product from Irori.

                                   ARTICLE II

                                  License Grant

        2.1 Technology Grant. Trega hereby grants to Irori and its Affiliates a non-exclusive worldwide sublicense under Trega Technology to make, have made, use, import, market, have marketed, sell and have sold Licensed Products in the Field, subject to the limitation that such license hereby specifically excludes
(i) the right to market, have marketed, to sell, have sold or otherwise transfer Licensed Products to *** (this list shall be reviewed and modified up on mutual consent of Trega and Irori on each anniversary of the effective date of this Agreement) (the "Excluded Companies") and (ii) the right to allow the use of Licensed Products by such Excluded companies. The foregoing sublicense shall be subject to applicable terms and conditions set forth in the April 11, 1985 license agreement between the Scripps Research Institute and Trega, attached as Exhibit A.

        2.2 Sublicense Rights. Users of Licensed Products shall only have the right to practice the Trega Technology in association with Licensed Products. Users may transfer such right in whole with the transfer of Licensed Products to parties other than the Excluded Companies but shall not be entitled to further transfer rights in Trega Technology. Except for the rights granted by Irori in connection with Licensed Products or transfers pursuant to this


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Section 2.2 each subsequent sublicense or transfer, other than by Irori to its bona fide distributors, whether by Irori or another party, shall be expressly conditioned upon the consent of The Scripps Research Institute.

        2.3 Notice of License. All advertising material, packaging, and other media describing or depicting Licensed Products shall indicate that such Licensed Products are made and sold under license from Trega Biosciences, Inc. Such notices shall be of a size and shall be placed on such locations as to be likely to impart actual knowledge to recipients of the existence of a license.

                                   ARTICLE III

                         Representations and Warranties

        3.1 Representations and Warranties.

               (a) Trega represents and warrants that it controls the Trega Technology conveyed hereby and that to its knowledge such rights are not the subject of a claim of ownership by a third party other than the Scripps Research Institute, and are not to its knowledge the subject of any encumbrance or lien.

               (b) Trega covenants that at no time during the term of this Agreement shall Trega assign, transfer, encumber, or otherwise grant rights in or with respect to any of the Trega Technology inconsistent with the grants and rights reserved to Irori under this Agreement.

               (c) Trega represents and warrants that it has the full authority and power to enter into and perform the duties and obligations contemplated for it under this Agreement, including, but not limited to, the grant of licenses set forth herein, subject to the approval of this Agreement by The Scripps Research Institute.

               (d) Irori represents and warrants that it has the full authority and power to enter into and perform the duties and obligations contemplated for it under this Agreement.

                                   ARTICLE IV

                                 Confidentiality

        4.1 Confidentiality. Except as otherwise provided in this Article IV, during the term of this Agreement, and for a period of five (5) years following the expiration or earlier termination of this Agreement, each party shall maintain in confidence all confidential or proprietary information of the other party (including biological or chemical materials) disclosed by the other party under this Agreement (the "Confidential Information"), and shall not use, disclose, or grant the use of the Confidential Information of the other party except on a need to know basis to it and its Affiliates' and licensees' directors, officers, employees, permitted assignees, agents, consultants, suppliers, attorneys, accountants, investment bankers, insurance brokers, carriers, and third parties to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each party shall


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notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's Confidential Information.

        4.2 Permitted Disclosures. The confidentiality obligations contained in
Section 4.1 above shall not apply to the extent that (a) a receiving party (the "Recipient") is required (i) to disclose information by law, order, or regulation of a governmental agency or a court of competent jurisdiction or (ii) to defend against litigation, provided in either case that the Recipient shall provided to the disclosing party written notice and sufficient opportunity to abject to such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge, other than as a result of actions of the Recipient, its affiliates, and licensees in violation hereof; (ii) the disclosed information was rightfully known by the Recipient, its affiliates or licensees (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder, or (iii) the disclosed information was received by the Recipient, its affiliates or licensees on an unrestricted basis from a source unrelated to any party to the Agreement and not under a duty of confidentiality to the other party or (iv) the information was independently developed by the Recipient without the use of Confidential Information of the disclosing party.

                                    ARTICLE V

                                  Remuneration

        5.1 Sublicense Fee and Patent Royalty. Irori and its Affiliates, as the case may be, shall pay to Trega or its designees:

               (a) a one-time sublicense fee of $250,000, payable in two equal installments on June 1, 1998 and on June 1, 1999; and

               (b) a royalty of ten percent (10%) of Net Sales from the date of this Agreement in such jurisdictions where and while the manufacture, use, importation, or sale of Licensed Products is covered by one or more Valid Claims contained in Trega Technology. Such royalty shall be paid regardless of the number of Valid Claims reflected in such Licensed Products.

               (c) Irori and its Affiliates shall pay, in the aggregate, to
Trega a minimum royalty equal to   ***   but not to exceed   ***   per Contract
Year, which payment may include payment in lieu of royalty to achieve the minimum amount due. During the first Contract Year, as defined in Section 1.2,
the minimum royalty will be   ***   and the maximum royalty will be   *** .

               (d) a fee of   ***   per entity in addition to all other amounts
due hereunder payable upon the earlier of the first sale to or the first rise of
a Licensed Product by each of the following entities:   ***      *** .


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               (e) the assignment fee set forth in Section 10.5 shall be paid to
Trega the event of a change of control of Irori.

        5.2 Term of Royalty Payment. Royalties paid by Irori and its Affiliates pursuant to this Article V shall be paid on a country-by-country basis from the first use or sale of Licensed Products in a particular country (at a time when the manufacture, use, importation or sale of Licensed Product is covered by one or more valid claims contained in Trega Technology) until the last to expire of applicable Trega Technology in that country for which a Valid Claim therefor would be infringed by the manufacture, use, importation, or sale of Licensed Products in such, country.

        5.3 Payments.

               (a) Royalty payments hereunder shall be made to Trega or its designee on each May 1, August 1, November 1, and February 1 in respect of sales, use, and gifts during the three month periods ending March 31, June 30, September 30, and December 31, respectively. Each royalty payment shall be accompanied by a statement setting forth the Net Sales of the Licensed Products during each quarter of the Contract Year.

               (b) At any time during the term of this Agreement, Trega may offset accrued, but unpaid amounts due to Trega hereunder against the purchase price of Irori products at a 33% discount from the prices set forth in Irori's standard, then applicable, commercial price list.

        5.4 Records. Irori and its Affiliates shall keep and maintain records of disposition of Licensed Products, whether by sale or otherwise. Such records shall be open to inspection, at any reasonable time within two (2) years after the royalty period to which such records relate, by an independent certified public accountant reasonably acceptable to Irori, selected by Trega and retained at Trega's expense. Such accountant shall have the right to examine the records kept pursuant to this Section 5.4 and report to Trega the findings of said examination of records insofar as necessary to verify the reports made by Irori to Trega. Such accountant, however, shall only report his conclusions. If he determines that the royalty paid for the period in question was correctly paid, the report shall be limited to confirmation of payment in full. If the accountant is of the opinion that the royalty has been understated or overstated, he shall so state, and indicate the amount of such underpayment or overpayment. The accountant shall not provide to Trega any details pertaining to information relating to Irori's customers, cost of goods sold, gross or net operating profit or any other detailed financial information of a kind or character that Irori indicates to the accountant that it normally maintains in confidence, provided, however, the accountant shall be entitled to report the information on which his determination of overpayment or underpayment is based. Said findings and information shall be maintained in confidence by Trega and its agents. The foregoing obligation of confidentiality shall not be construed to prevent the use of such findings and information by Trega in enforcing its right to royalties hereunder.

        5.5 Royalty Disputes. If the independent certified public accountant shall determine that an overpayment or underpayment of loyalties has been made, he shall promptly notify Trega and Irori. If either party seeks to address such discrepancy with the other party, it must do so within forty-five (45) days of receipt of the independent certified public accountant's report or the parties shall be deemed to have waived the reported discrepancy.



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        5.6 Taxes. Any and all taxes levied on account of royalties due to Trega under this Agreement shall be paid by Trega. If laws or regulations require withholding of said taxes, such taxes will be deducted by Irori from such remittable royalty and will be paid by Irori to the taxing authority, and proof of payment shall be sent to Trega within sixty (60) days following payment thereof.

                                   ARTICLE VI

                            Patents and Infringement

        6.1 Infringement

               (a) If either Trega or Irori shall receive a claim or assertion that practice of the rights licensed under this Agreement infringes or otherwise violates the intellectual property rights of any third party, then the party becoming so informed shall promptly notify the other party to this Agreement of the claim or assertion and shall provide the other party with such notice and all reasonable details relating thereto. Trega shall have the primary right, but not the obligation, to defend against such claim. Irori shall reasonably cooperate with Trega at Trega's request and expense in such defense and shall have the right to be represented by counsel of its own choice and at Irori's expense. If Trega shall fail to commence a defense against such claim within a period of twenty (20) days after receiving written notice from Irori or a third parry of such claim, Irori shall have the right to defend against such claim, at its own expense, and to be represented by counsel of its own choice. Trega shall reasonably cooperate with Irori at Irori's request and expense in such defense and shall have the right to be represented by counsel of its choice arid at Trega's expense. If Irori defends against such a claim due to Trega's failure to defend, and there is a decision of a judge, arbitrator, or mediator that Irori infringes or otherwise violates the intellectual property rights of any third party by virtue of the practice of the rights licensed under this Agreement, or there is a settlement requiring Irori to deliver anything of value to such claimant, Irori shall be entitled to deduct the full cost of any such defense plus any judgement or settlement amount from any royalty payments, whether running or minimum, due or to become due to Trega.

               (b) Subject to the foregoing, Irori shall be entitled, at its sole option, to participate in the defense of any claim asserted by a third party that practice under this Agreement constitutes an infringement or other violation of the third party's industrial or intellectual property rights and as to which Trega has asserted and assumed its right to control. The right to participate shall include being named a party defendant and being kept advised of all developments in the litigation and any efforts towards settlement, and being provided currently with copies of all pleadings and documents produced and depositions taken in the proceedings, except to the extent prohibited by the court. In the event that Trega shall request it, Irori shall, as a participant, designate Trega's counsel as Irori's counsel and shall waive any conflict that might otherwise be present, but nothing in such designation shall preclude Irori from retaining independent counsel for it alone at its own expense. Trega and Irori shall cooperate to maximize the maintenance of the attorney-client privileges and they shall each instruct their respective counsel accordingly. Irori shall, as a condition of full participation in any such proceedings, agree to be signatory to and be bound by any protective order that might be entered by the count or stipulated to between Trega and the third party claimant and shall otherwise comport itself in a



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manner designed to enhance Trega's defense of the action and further any counterclaim Trega may assert.

               (c) If as a result of a settlement or a final, nonappealable judgment pursuant to litigation under Sections 6.1, Irori is required to pay a third party a royalty for the right to make, have made, use, and sell or continue to make, have made, use, and sell the Licensed Products in a particular country, Irori may deduct from the amount of royalties owed to Trega for Net Sales in such particular country to offset the actual payments to such third party.

        6.2 Infringement by Third Parties. If Irori learns that a third party has infringed and/or misappropriated the Trega Technology in the Field, in a particular country (referred to hereinafter as "Infringement"), it shall promptly notify Trega of such apparent Infringement. Promptly after the receipt of such notice by Irori, the parties shall meet to review the situation. Trega shall have the right, but not the obligation to institute, prosecute, and control any actions or proceedings in respect of such suspected Infringement at its sole discretion and at its sole cost and expense. Trega shall be entitled to receive and retain for its sole use and benefit, any recovery, settlement, amount awarded in any such suit, including without limitation, awards of lost profits, damages and/or punitive damages and/or costs, attorney's fees and awards of sanction. If necessary or desirable in the judgment of Trega's counsel, Irori hereby consents to be joined in any such action as a parry plaintiff in such action and will otherwise give authority and reasonable assistance to Trega at Trega's expense for Irori's out-of-pocket costs and expenses in doing so, to file and prosecute any such suit, and shall retain Trega's counsel to perfect attorney-client, work product, and like privileges, in the conduct and prosecution of such action. Cooperation includes, but is not limited to, assisting Trega with technical information, the basis for claiming Infringement and such other matters as may be reasonably necessary for Trega to conduct any such litigation. If Trega does not take action an a known Infringement, Irori's obligation to pay royalties to Trega under Section V will be suspended on a jurisdiction-by jurisdiction basis until the Infringement ceases or the third party takes license to Trega Technology.

        6.3 Prosecution of Patents. Trega shall control in its sole discretion the prosecution of all patents or patent applications now or hereafter pending and subject to the provisions of this Agreement.

        6.4 No Contest of Patents. Irori hereby agrees to neither contest the validity nor oppose the issuance of any Trega patents covered as Trega Technology under this Agreement, whether in existence at the time of this Agreement or those arising during the Agreement.

        6.5 No Warranties. THIS LICENSE AND THE ASSOCIATED TREGA TECHNOLOGY ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE LICENSING PARTY MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR USE OF THE TREGA TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT. IN NO EVENT WILL TREGA BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL



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DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE TREGA
TECHNOLOGY OR LICENSED PRODUCTS.

                                   ARTICLE VII

                                 Indemnification

        7.1 Indemnification. Each party hereby agrees to indemnify and hold Trega and its Affiliates, officers, directors, employees, agents, and stockholders harmless against any and all losses, liabilities, damages, claims, judgments, demands, and expenses (including reasonable attorneys' fees) and costs (together or individually, a "Loss") arising out of or in connection with
(i) the breach by such indemnifying party of any of its representations or warranties contained in this Agreement; or (ii) the nonperformance, partial or total, of any covenants of the indemnifying party contained in this Agreement. Irori hereby agrees to indemnify and hold Trega and each of its Affiliates, trustees, officers, directors, employees and stockholders harmless against any Loss (including without limitation Loss arising out of any death or injury to any person or persons or out of damage to any property) which results from the production, manufacture, use, consumption, sale or advertisement of the Licensed Products hereunder by Irori, its Affiliates, or sublicensees, or from the use by Irori, its Affiliates or sublicensees of any Trega Technology hereunder.

        As a condition to the indemnified party's night to indemnification under this Article, the indemnified party shall give prompt written notice to the indemnifying parry of any suits, claims or demands by third parties or the indemnified party which may give rise to any Loss for which indemnification may be required under this Article. The indemnifying party shall be entitled to assume the defense and control of any suit, claim, or demand of any third party at its own cost and expense; provided, however, that (i) the other party shall have the right to be represented by its own counsel at its own cost in such matters, and (ii) any settlement of such suit, claim or demand shall be subject to the prior written consent of such other party, which consent shall not be withheld or delayed unreasonably.

        7.2 Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Article VII shall promptly notify the indemnifying party (the "Indemnitor") of any Loss or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article VII shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim, or liability covered by this indemnification.



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        7.3 Insurance. Irori agrees to insure, at its sole cost and expense, its activities under this Agreement and to obtain, keep in force and maintain insurance, including without limitation comprehensive or commercial form general liability insurance including products/completed operations coverage, personal and advertising injury coverage, and general aggregate coverage (commercial form only) and such other coverages, in amounts consistent with prudent business practice in the industry. Such coverages and limits shall not in any way limit the liability of Irori. Irori shall furnish, Trega with certificates of insurance evidencing compliance with the foregoing requirements. Such certificates shall provide for thirty (30) days advance written notice to Trega of any reduction in coverage or termination; shall indicate that Trega has been endorsed as an additional named insured; and shall indicate that coverages will be primary and will not participate with nor be excess over any valid and collectible insurance of Irori.

                                  ARTICLE VIII

                               Government Control

        8.1 Authority. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Trega or Irori from time to time by the government of the United States of America. Furthermore, Trega and Irori each agrees that it will not export, directly or indirectly, any technical information acquired from the other under this Agreement or any products utilizing such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining any required consent or license to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

                                   ARTICLE IX

                              Term and Termination

        9.1 Term. This Agreement shall commence on its Effective Date and unless otherwise terminated earlier under this Article IX shall expire upon the expiration of the last to expire Trega Patent Right, on a country-by-country basis, covering the Licensed Products or their use in the Field.

        9.2 Termination for Default

               (a) If either party is in default of any of its material obligations under this Agreement (a "Default") and fails to remedy that Default within ninety (90) days after the other party sends written notice of the Default, the party not in Default may terminate this Agreement immediately by giving written notice of the termination subject to the arbitration provisions in Section 10.1, provided, however, that if the party receiving such notice of termination cures the breach or default or diligently commences to cure the same within such ninety (90) day period, and actual cure may be reasonably anticipated within sixty (60) days of such diligent commencement, this Agreement shall continue in full force and effect. The termination date shall be the date of the notice of termination. If the Default is by Trega, all licenses



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granted to Irori shall survive termination unless Irori elects to terminate such licenses and all licenses granted to Trega by Irori hereunder shall terminate.
If Default is by Irori, all licenses granted by Trega hereunder to Irori shall terminate.

               (b) In addition to the actions permitted above, if Trega shall Default in any of its obligations under this Agreement, Irori shall have the option of notifying Trega of the Default and suspending Irori's performance of its duties, including, without limitation, payment of royalties, as required herein (but without suspending Irori's license rights and benefits hereunder). Royalties shall not accrue during any such period of suspension. Irori's oblation to pay royalties shall resume only after remedy by Trega of its Default. Nothing herein shall limit Irori's rights to seek such other remedies as may be available to it under this Agreement or otherwise by reason of any such Default of Trega.

        9.3 Voluntary Termination.

               (a) At any time, and from time to time, upon thirty (30) days notice, Irori may, in its sole discretion, terminate the sublicense granted under this Agreement in an identified jurisdiction or jurisdictions or give notice that it is terminating this Agreement by so notifying Trega. Such termination shall be independent of any cause and shall engender no liability other than those expressly stated in this Agreement. Any obligations of confidentiality shall survive such termination.

               (b) Trega may terminate this Agreement, upon fourteen (14) days notice, if Irori has not paid any royalty when due to Trega or within the 14 day notification period.

        9.4 Continuing Confidentiality. Upon expiration or termination of this Agreement, the obligations herein to maintain the confidentiality of information shall continue in accordance herewith.

        9.5 Survival of Obligations. Irori shall be liable to Trega for the payment of any royalties under Article V accrued up to the date of termination. Irori may complete its obligations under any outstanding orders for such sales or leases as are in existence on the date of termination and it may, subject to a continuing obligation to pay royalties to Trega, dispose of any inventory of Licensed Products. Termination of this Agreement shall not affect any duty of either party hereto existing prior to the effective date of termination and which is, whether or not by its express terms, intended to survive termination. Without limiting the generality of the foregoing, termination shall not affect any, duty to retain confidential information submitted by one party to the other hereunder, but rather such confidential information shall be held by the receiving party subject to the restrictions an use and disclosure as are provided herein. Royalty obligations shall survive termination of this Agreement to the extent they relate to licenses granted hereunder which survive termination.

                                    ARTICLE X

                            Miscellaneous Provisions

        10.1 Settlement of Disputes and Governing Laws. Trega and Irori shall attempt to amicably resolve between themselves any dispute concerning any rights or obligations of either party under this Agreement. If Trega and Irori fail to resolve such dispute, the parties shall settle



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the matter by binding arbitration in accordance with the Commercial Arbitration
Rules of the American Arbitration Association in the County of San Diego, California, pursuant to the award of a panel of three arbitrators, and judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall select an arbitrator and the two arbitrators in turn shall select a third arbitrator. The fees and expenses of the arbitrators shall be shared equally by Trega and Irori. This Agreement and any arbitration award shall be governed by and construed and enforced in accordance with the substantive and procedural laws of the State of California.

        10.2 Notices. Any notice, report, or statement to either party required under this Agreement shall be in writing and shall be deemed to be fully given when mailed by certified or registered mail, return receipt requested, prepaid and directed to the other party at its mailing address set forth below, or such other mailing address as may be established by prior notice:

       To Trega:  Trega Biosciences, Inc.
                  9880 Campus Point Drive
                  San Diego, CA 92121
                  Attention: Chief Executive Officer
       To Irori   Irori
                  11149 North Torrey Pines Road
                  La Jolla, CA 92037
                  Attention: Vice President, Marketing and Sales

        10.3 Headings. Headings of articles and sections of this Agreement are for convenience only and the construction of this Agreement shall not be affected by reference to such headings.

        10.4 Severability of Provisions. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In such event, the Parties will make a good faith effort to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement. If the designation of Excluded Parties in Section
2.1 hereof is held to be prohibited or invalid under applicable laws, Trega shall have the right in its sole discretion to terminate without further liability by either party except to the extent of obligations accrued through the termination date.

        10.5 Assignment. The license granted to Irori may be assigned in connection with an acquisition by any unrelated party of all of the outstanding securities of Irori or a sale of all or substantially all of its assets to an unrelated party but not otherwise. In the event of any change of control of Irori through the year 2003, Irori shall promptly pay Trega a fee of *** . A change in control shall be deemed to have occurred if:


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

               (a) any Person (as hereinafter defined) who is not now, but becomes the Beneficial Owner (as hereinafter defined), directly or indirectly,
of securities of Irori representing   ***   or more of the combined voting power
of Irori's then outstanding securities;

               (b) the following individuals cease for any reason to constitute a majority of the number of directors, then serving: individuals who, on the date hereof, constitute the Board and any new director whose election or appointment is approved by a vote of at least two-thirds of the shares voting in such election or two-thirds of the directors still in office who were directors on the date hereof or whose election or appointment would have satisfied the conditions of this paragraph;

               (c) the stockholders of Irori approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale or disposition by Irori of all or substantially all of the Company's assets, other than a sale or disposition by Irori of all or substantially all of Irori's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of Irori in substantially the same proportions as their ownership of immediately prior to the sale.

               (d) for purposes hereof, (1) the term "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Irori or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Irori or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(iv) a corporation owned, directly or indirectly, by the stockholders of Irori in substantially the same proportions as their ownership of stock of Irori; and
(2) the term "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        10.6 Most Favored Nations. If at any time during the term of this Agreement Trega grants a license to Trega Technology in the Field to a third party not as part of a collaboration, partnership or other transaction encompassing more than a license of such Trega Technology upon financial terms materially more favorable to such third party than those set forth herein, Trega shall upon the effectiveness of such third party terms, reduce the financial terms to Irori hereunder to be essentially equivalent as such third party terms. Trega shall give Irori sixty days advance notice prior to granting such license to Trega Technology on more favorable terms.

        10.7 Complete Contract. This agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be modified or terminated only by a writing executed with the same degree of formality as this Agreement.

        10.8 Force Majeure. Both parties to this Agreement shall be excused from the performance of their obligations under this Agreement if such performance is prevented by force majeure, and such excuses shall be continued so long as the condition constituting force majeure


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission continues. For purposes of this Agreement, force majeure shall include conditions beyond the control of the parties, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law, or order of any government, war, civil commotion, strike or other labor disturbance, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm, or like catastrophe.

        10.9 Warranty of Title. Trega hereby warrants that it has the right to enter into this Agreement and to grant the licenses made the subject hereof, subject to the consent of The Scripps Research, Institute, which is attached hereto as Exhibit B.

        IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures as of the day and year first written above.

TREGA BIOSCIENCES, INC.                                 IRORI

By: /s/ Robert S. Whitehead              By: /s/ Jack Fitzpatrick
    ------------------------------           --------------------------------

Name:  Robert S. Whitehead               Name:  Jack Fitzpatrick

Title: Chairman and CEO                  Title: Chief Financial Officer

                                    EXHIBIT A

                                LICENSE AGREEMENT

        THIS AGREEMENT is entered into as of April 11, 1985, by and between SCRIPPS CLINIC AND RESEARCH FOUNDATION, a California nonprofit corporation (hereinafter referred to as "SCRIPPS") and RICHARD A. HOUGHTEN (hereinafter referred to as "HOUGHTEN"), with respect to the following:

                                    RECITALS

        WHEREAS, SCRIPPS, a nonprofit institution engaged in medical and biomedical research, owns all rights to the means for sequential solid phase organic synthesis and methods using the same, as well as that disclosed Disclosure #84-35, and desires to grant an exclusive worldwide license to HOUGHTEN to further develop, make, have made, use, sell and otherwise commercially exploit these rights;

        WHEREAS, SCRIPPS has determined that nonexclusive licensing of rights to discoveries and developments will not be on a worldwide basis in a satisfactory manner and that exclusive possession of the rights is necessary for proper satisfaction of health care needs and commercial management of same;

        WHEREAS, HOUGHTEN, in his capacity as an independent contractor, desires to obtain such license from SCRIPPS to engage in such commercial development and worldwide distribution of the means for sequential solid phase organic synthesis and methods using the same, as well as that disclosed in Disclosure #84-35;

        WHEREFORE, the parties hereto mutually agree as follows:

        1.     DEFINITIONS

               1.1 "Licensed Products" shall be that disclosed and clamed in U.S. Patent Application No. 715,654 filed on March 25, 1985 entitled "Means for Sequential Solid Phase Organic Syntheses and Methods Using the Same," as well as that disclosed in Disclosure #85-35 submitted to the Research Institute of Scripps Clinic on September 11, 1984, and know-how associated therewith.

               1.2 "Net Sales" shall mean the gross revenue derived by HOUGHTEN from any sale or Licensed Products, less discounts actually allowed, credits for claims or allowances and returns, prepaid freight, and less taxes and other governmental charges added to the face of the invoices and actually paid by HOUGHTEN.

        2.     GRANT OF LICENSE

               2.1 License. Subject to the reservation of rights in Paragraph
2.7 hereof, SCRIPPS hereby grants to HOUGHTEN an exclusive worldwide license to further develop, make, have made, use, sell and otherwise commercially exploit the Licensed Products.

               2.2 Term. HOUGHTEN's license in any country shall be for the term of each patent covering any of the Licensed Products in that country, or for a term of twenty (20) years from the date of first commercial sale of said Licensed Products in that country which is not covered by any patent in that country, whichever is longer.

               2.3 Due Diligence and Abandonment. HOUGHTEN agrees to use his reasonable diligence and efforts to develop commercially and market the Licensed Products. If at any time HOUGHTEN abandons his interest in pursuing commercial development of the Licensed Products or if HOUGHTEN fails to use reasonable diligence and efforts commercially to develop and market said Licensed Products, then SCRIPPS may terminate HOUGHTEN's license as to said Licensed Products sixty
(60) days after so notifying HOUGHTEN, unless within a reasonable period of time after receiving such notice HOUGHTEN reasonably satisfies

SCRIPPS of his interest or diligent efforts, as the case may be, to commercially develop and market the Licensed Products.

               2.4 Sublicenses. Subject to the approval of SCRIPPS, which approval shall not be unreasonably, withheld, HOUGHTEN shall have the right to grant sublicenses to any third party with respect to any rights conferred upon HOUGHTEN under this Agreement; provided, however, that any such sublicense shall be subject in all respects to the same terms, conditions and provisions contained in this Agreement, and shall expressly so provide. Such sublicensed third parties shall thereafter report Net Sales to HOUGHTEN and HOUGHTEN shall include the activities of such third parties in any reports made by HOUGHTEN to SCRIPPS.

               2.5 Termination Right. HOUGHTEN may terminate his license rights in part or in whole under this Agreement and cease all further development, manufacture and sale of any of the Licensed Products by giving SCRIPPS three (3) months advance written notice of his Intentions to so terminate. Such termination, however, shall not release HOUGHTEN from his obligations to pay royalties accrued and unpaid for any sales of said Licensed Products prior to the effective date of said notice and for all sales of said Licensed Products which HOUGHTEN may make out of his existing inventories after the effective date of said notice.

               2.6 Effect of Termination. Upon any termination of this Agreement prior to the scheduled expiration of the term for payment of royalties, HOUGHTEN shall have no further rights under this Agreement to develop, manufacture, use, sell, market or otherwise commercially exploit the Licensed Products; and upon such a termination, HOUGHTEN shall promptly return to SCRIPPS all of SCRIPPS' proprietary materials, including without limit all samples, reagents, hybridomas, cell lines, monoclonals, documents and other information related to the Licensed Products.

               2.7 Reservation of Rights. Notwithstanding the foregoing, SCRIPPS reserves the right to make and use the Licensed Products for SCRIPPS' own education and research purposes, without SCRIPPS being obligated to pay any royalties or other compensation related to same and without diminishing HOUGHTEN's obligations otherwise to pay royalties to SCRIPPS.

        3.     ROYALTIES

               3.1 Base Royalty Rate. For the term of this License Agreement, HOUGHTEN shall pay to SCRIPPS a royalty of *** percent *** of Net Sales of the Licensed Products, or where any sublicense is granted, *** percent (***) of royalties derived by HOUGHTEN from all such sublicenses under Section 2.4, all on a quarterly calendar basis.

        3.2 (a) In countries where any patent is issued covering the Licensed Products, the royalty rate for such country shall be as set forth in
        Section 3.1.

               (b) In countries where there is no issued patent covering the Licensed Products, but a patent application is pending and where HOUGHTEN sells the Licensed Products falling within the scope of the claims of said patent application, the royalty rate shall be *** of the rate set forth in Section 3.1 for a period not to exceed *** (***) years from the priority filing date of said patent application. If a patent on the Licensed Products is issued in such country during said *** (***) year period, the royalty rate shall thereafter be as set forth in
        Section 3.2(a). After said *** (***) year period if any royalties have been paid under this subsection for such country, no further royalty payments shall be made by HOUGHTEN to SCRIPPS for such country unless a patent issues thereafter on said patent application. Upon such issuance, the royalty rate shall be as set forth in Section 3.2(a).

               (c) In countries where there is no patent covering the Licensed Products and where there is no pending patent application or where a pending patent application has exceeded a *** (***) year period based on the priority filing date and no royalties have been paid thereon or where a pending patent application is finally rejected and appellate procedures are unsuccessfully exhausted or the time for perfecting any further appeals has expired, the royalty rate when HOUGHTEN sells the Licensed Products thereafter

*** Portions of this page have been omitted pursuant to a request for
    Confidential Treatment and filed separately with the Commission shall be *** of the royalty established in Section 3.1, but no refund of previously paid royalties shall be made. The payment of royalties under this Subsection 3.2(c) shall not exceed a period of *** (***) years from the date of first sale of the Licensed Products.

        3.3 Reduction in Royalty Due to Competition. If in the Relevant Market of any country HOUGHTEN's sales of the Licensed Products shall become subject to substantial competition, the royalty provisions of subsection 3.2 for Licensed Products in such country shall be superseded in favor of the royalty schedule set forth hereinafter. As used herein the term, "Relevant Market" shall mean the market within the affected country for comparable products which compete directly with the affected Licensed Products. If HOUGHTEN's sales of such Licensed Products for any *** (***) month period are *** percent (***) or greater of such Relevant Market in the affected country, then there shall be no change in the royalty rates set forth in subsection 3.2. If HOUGHTEN's sales of such Licensed Products for any *** (***) month period are between *** percent (***) and *** (***) of such Relevant Market, the royalty rates shall thereafter be *** (***) of the royalty rates set forth in subsection 3.2 for so long as such reduced market share continues. If HOUGHTEN's sales of such Products for any *** (***) month period are between *** (***) and *** percent (***) of such Relevant Market, the royalty rates shall thereafter be *** percent (***) of the royalty rates set forth in subsection 3.2 for so long as such reduced market share continues. If HOUGHTEN's sales of such Licensed Products for any *** (***) month period are *** percent (***) or less of the Relevant Market, *** royalties shall be due to SCRIPPS based on such sales in the affected country.

        3.5 Governmental Prohibition. HOUGHTEN's obligation to pay royalties under this Section 3 shall be waived and excused if the statutes, laws, codes or government regulations of the country as to which such payments are to be paid prohibit such payments.

        3.6 Currency. The remittance of royalties payable on sales outside the United States will be payable to SCRIPPS in United States dollar equivalents at the official rate or exchange of the currency of the country from which the royalties are payable as quoted by Citibank N.A. for the day upon which the check for the royalty payment is dated. If the transfer or the conversion

*** Portions of this page have been omitted pursuant to a request for
    Confidential Treatment and filed separately with the Commission into the remittance of United States dollar equivalents in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sales were made on which the royalty was based to the credit and account of SCRIPPS or its nominee in any commercial bank or trust company of HOUGHTEN's choice located in that country, prompt notice of which shall be given by HOUGHTEN to SCRIPPS.

        3.7 Tax Withheld. Any tax required to be withheld an royalties payable to SCRIPPS under the laws of any foreign country shall be promptly paid by HOUGHTEN for and an behalf of SCRIPPS to the appropriate governmental authority, and HOUGHTEN shall furnish SCRIPPS with proof of payment of such tax together with official or other appropriate evidence issued by the appropriate governmental authority sufficient to enable SCRIPPS to support a claim for income tax credit in respect of any sum so withheld. Any such tax required to be withheld shall be an expense of and borne solely by SCRIPPS.

        3.8 Records; Quarterly Payments. HOUGHTEN shall keep complete and accurate records for the latest three (3) years of Net Sales with respect to which royalty is payable according to this agreement. Within ninety (90) days following each quarterly period of a calendar year for which royalties are due under this Agreement, HOUGHTEN shall render to SCRIPPS a written report setting forth the total Net Sales and the royalty due and payable, and HOUGHTEN shall, upon rendering such report, remit to SCRIPPS the amount of royalty payments shown thereby to be due. Any royalties not paid when due shall thereafter bear interest at the prime rate of interest charged by Citibank N.A., compounded daily.

        3.9 Audit. SCRIPPS shall have the right at its own expense to nominate an independent certified public accountant acceptable to and approved by HOUGHTEN (which approval shall not be unreasonably withheld) who shall have access to HOUGTEN's records during reasonable business hours for the sole purpose of verifying the royalties payable as provided for in this Agreement, but this right may not be exercised more than once in any calendar year, and said accountant shall disclose to SCRIPPS only information relating solely to the accuracy of the royalty report and the royalty payments made according to this Agreement.

        4.     PATENT APPLICATIONS.

               4.1 U.S. Patent Application. SCRIPPS agrees to diligently prepare, file, and prosecute patent applications in the United States covering the Licensed Products to the extent SCRIPPS deems such applications to be warranted or to the extent HOUGHTEN requests any such applications. Said preparation, filing and prosecution shall be by an attorney of SCRIPPS' choosing, subject to the approval of HOUGHTEN, said approval not to be unreasonably withheld by HOUGHTEN.

               4.2 Foreign Patent Application. SCRIPPS agrees, when requested in writing by HOUGHTEN, to file patent applications by attorneys of SCRIPPS' own choosing, subject to the approval of HOUGHTEN, said approval not to be unreasonably withheld by HOUGHTEN, in countries outside the United States corresponding to the patent applications filed by SCRIPPS in the United States.

               4.3 Patent Costs. HOUGHTEN agrees to reimburse SCRIPPS for the reasonable expenses incurred in preparing, filing and prosecuting applications as set forth in Sections 4.1 and 4.2.

               4.4 Credit on Royalties for Patent Costs. HOUGHTEN may deduct from his royalty payments due to SCRIPPS under Section 3.2 of this Agreement, any expenses incurred under Section 4.3 provided that expenses incurred in relationship to subsection 4.1 shall be fully deducted first from any royalties; and expenses incurred in relationship to Section 4.2 shall be fully deducted from further royalties, provided, however, that HOUGHTEN may not deduct more than *** percent *** of the remaining royalties due and owing in any calendar quarter on any product as a result of Section 4.2 expenses.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

        5.     LITIGATION

               5.1 HOUGHTEN's Right to Prosecute and Duty to Defend Actions. HOUGHTEN shall have the sole right to prosecute at his discretion, any and all infringements of any patents covering the Licensed Products or other actions and agrees to defend, indemnify and hold harmless SCRIPPS and its employees and trustees from all charges of infringement arising as a result of said patents and all other actions, including product liability actions, all at his own expense. Provided, however, that SCRIPPS shall permit any action to be brought in its name if required by law, and SCRIPPS agrees to provide any assistance of a technical nature that HOUGHTEN may require in any litigation arising in accordance with the provisions of this subsection, for which SCRIPPS shall be paid reasonable compensation. In the event HOUGHTEN elects not to prosecute any such infringement or other action, HOUGHTEN shall notify SCRIPPS promptly, and thereafter SCRIPPS shall have the right to prosecute such infringement or other action.

        5.2 Royalty Reduction. If as a result of litigation arising under
Section 5.1 or a result of other occurrences, HOUGHTEN pays a royalty to a third party based on the sale of the Licensed Products, HOUGHTEN's royalty payments to SCRIPPS shall be reduced by an equitable amount to be negotiated by the parties at that time.

        6.     GOVERNMENTAL APPROVALS AND MARKETING OF PRODUCTS.

               HOUGHTEN shall bear the costs of commercializing the Licensed Products, including all costs of obtaining the necessary governmental approvals for the marketing of such product. HOUGHTEN shall utilize reasonable efforts within his sole discretion consistent with his overall business strategy in obtaining said governmental approvals and marketing said product.

        7.     WARRANTIES.

               SCRIPPS warrants and represents that it has the full right, title and power to grant the license set forth in this Agreement, and that there are no outstanding agreements, assignments claims or encumbrances applicable to SCRIPPS which are inconsistent with the provisions of this Agreement. SCRIPPS makes no expressed or implied warranty as to merchantability or fitness for any particular purpose as to the Licensed Products.

               HOUGHTEN warrants and represents that he is not bound by any agreement to any other party, including without limit any present or previous employer or partner which precludes him from entering into or performing the Agreement or which would be violated or infringed upon by entering into or performing this Agreement.

        8.     COMMUNICATIONS

               Any payment, notice or other communications required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified or registered mail, postage prepaid, addressed to it at its address set forth or to such other address as its shall designate by written notice given to the other party as follows:

               In the case of SCRIPPS:

                      Associate Director of the Research Institute
                        of Scripps Clinic
                      Scripps Clinic and Research Foundation
                      10666 North Torrey Pines Road
                      La Jolla, California 92037

               In the case of HOUGHTEN:
                      Richard A. Houghten, Ph.D.
                      558 Ford Avenue
                      Solana Beach, CA 92075

        9.     ASSIGNMENT

               This Agreement shall not be assignable by either party without the prior written consent of the other party, except to a successor in ownership of all or substantially all of the business assets of a party hereto, and which successor shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party.

        10.    PUBLICATION; CONFIDENTIALITY

               10.1 Publications. With respect to reporting results of research and development relating to the Licensed Products, SCRIPPS will submit to HOUGHTEN drafts of all proposed publications relating to said product at the earliest possible date, but in any event not less than thirty (30) days prior to the submission of said proposed publications; and HOUGHTEN shall advise SCRIPPS as to the patentability of any inventions disclosed therein. At the end of such thirty (30) day period, SCRIPPS shall have the right, at its sole discretion, to submit such proposed publications for publication, but HOUGHTEN reserves the right to request that his name not be used in connection with said publications.

               10.2 Publicity. Neither party will originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this agreement, to any amendment hereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the either party.

               10.3 SCRIPPS Confidentiality. SCRIPPS shall not disclose to others or use for its own benefit any confidential information acquired from HOUGHTEN concerning existing or contemplated products, processes, techniques, know-how, marketing information or the like obtained as a result of any provisions of this Agreement or the relationship established hereunder. This covenant shall not be applicable to information which at the time of the disclosure or use is in the public domain. The obligations of confidentiality under this Section 10 shall survive any expiration or termination of this Agreement.

               10.4 HOUGHTEN Confidentiality. Maintain the confidentiality of SCRIPPS' trade secrets and proprietary information and materials which SCRIPPS furnishes to HOUGHTEN in connection with the Licensed Products, to the extent such confidentiality does not interfere with the full commercialization of the Licensed Products. The obligations of confidentiality under this Section 10.4 shall survive any expiration or termination of this Agreement.

               10.5 Exchange of Information. Consistent with the provisions of this Agreement and to the extent permitted by law and legal obligations respecting confidential information of third parties, SCRIPPS and HOUGHTEN shall promptly exchange any newly acquired or developed information relating to the Licensed Products.

        11.    GENERAL

               11.1 Signatures. This Agreement will not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party, in which event it shall be effective as of the date first above written. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

               11.2 Entirety. This Agreement embodies the entire understanding of the parties with respect to the license for the Licensed Products, and shall supersede all previous communications, representations or undertakings, either verbal or written, between the parties relating to the subject matter hereof.

               11.3 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

               11.4 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of California.

               11.5 U.S. Manufacture. To the extent required by applicable laws or governmental regulations, HOUGHTEN agrees that the Licensed Products will be manufactured substantially in the United States, subject to such waivers as may be obtained from the U.S. Department of Health and Human Services, or its designee.

               11.6 Headings. The headings of the several Sections are inserted for convenience and reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF; the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       SCRIPPS CLINIC AND RESEARCH FOUNDATION

Witness:                               By: /s/ Raymond H. Kahn
                                           -------------------------------------

/s/ Illegible                          Title: Associate Director
----------------------------


                                       RICHARD A. HOUGHTEN

Witness:
/s/ Illegible                          /s/ Richard A. Houghten
----------------------------           -----------------------------------------

                                    EXHIBIT B

                                    EXHIBIT B

                                 ACKNOWLEDGEMENT


The Scripps Research Institute hereby acknowledges, agrees and consents to the granting of a non-exclusive, world-wide license of Disclosure #84-35 and Untied States patent 4,631,211 by Trega Biosciences, Inc. to Irori with the right to grant sublicenses as set forth in that certain sublicense agreement attached as Exhibit A to the letter to which this acknowledgment is attached.


The Scripps Research Institute

By: /s/ Arnold Laguardia
    ----------------------------------

Title: Senior Vice President
       -------------------------------

Date: 5/13/98
      --------------------------------